Exhibit 10.2
OLAPLEX HOLDINGS, INC.
AMENDED & RESTATED 2020 OMNIBUS EQUITY INCENTIVE PLAN
Article 1. Establishment & Purpose
1.1    Establishment. The Penelope Holdings Corp. 2020 Omnibus Equity Incentive Plan (the “Original Plan”) was originally adopted and approved by the Board of Directors of Penelope Group Holdings GP, LLC and the Board of Directors of Penelope Holdings Corp. on January 8, 2020. In connection with a corporate reorganization in advance of the initial public offering of the Company, on September 27, 2021 (the “Restatement Effective Date”), the Original Plan was assumed by the Company and each outstanding Option under the Original Plan was converted into an Option to purchase a share of common stock of the Company. The Original Plan was amended and restated, effective as of the Restatement Effective Date as set forth herein to reflect the reorganization and the assumption by the Company of the Original Plan (as amended and restated, the “Plan”)
1.2    Purpose of the Plan. The purpose of the Plan is to attract, retain and motivate the management, employees and certain non-employee independent directors of the Company and its Subsidiaries and Affiliates and to promote the success of the Company’s business by providing them with appropriate incentives and rewards either through a proprietary interest in the long-term success of the Company or compensation based on fulfilling certain performance goals.
Article 2. Definitions
Capitalized terms used and not otherwise defined herein shall have the meanings set forth below.
2.1    “Advent Investors” means Advent International GPE IX Limited Partnership, Advent International GPE IX-C Limited Partnership, Advent International GPE IX-D SCSp, Advent International GPE IX-G Limited Partnership, Advent International GPE IX-I Limited Partnership, Advent Partners GPE IX Limited Partnership, Advent Partners GPE IX-A Limited Partnership, Advent International GPE IX Strategic Investors SCSp, Advent Partners GPE IX-B Cayman Limited Partnership, Advent International GPE IX-A SCSp, Advent International GPE IX-B Limited Partnership, Advent International GPE IX-E SCSp, Advent International GPE IX-F Limited Partnership, Advent International GPE IX-H Limited Partnership, Advent Partners GPE IX Cayman Limited Partnership, and Advent Partners GPE IX-A Cayman Limited Partnership.
2.2    “Affiliate” means, with respect to any specified Person at any time, each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, where “control” means the power to direct the business and affairs of a Person through ownership of securities, by contract, or otherwise and “controlling” and “controlled by” have similar meanings.
2.3    “Award” means any Option, Stock Appreciation Right, Restricted Stock or Other Stock-Based Award that is granted under the Plan.
2.4    “Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award, or (b) a

Exhibit 10.2

written statement signed by an authorized officer of the Company to a Participant describing the terms and provisions of the actual grant of such Award.
2.5    “Board” means the Board of Directors of the Company.
2.6    “Cause” has the meaning set forth in the Participant’s Service agreement or offer letter with the Company or its Affiliates then in effect, or, if the Participant is not party to such a Service agreement or such term is not defined in such Service agreement then “Cause” shall mean, as determined by the Board in its sole discretion, (i) the Participant’s failure to follow a reasonable directive of the Company or any of its Subsidiaries or the material failure to perform his or her duties to the Company or any of its Subsidiaries, in each case which failure is not cured after written notice of such failure and a ten (10) Business Day opportunity to cure such failure (to the extent reasonably susceptible of cure); (ii) the Participant’s gross negligence, willful misconduct or breach of a fiduciary duty in the performance of his or her duties to the Company or any of its Subsidiaries; (iii) the Participant’s commission of any act of fraud, theft, misappropriation, embezzlement, intentional misrepresentation or dishonesty with respect to the Company or any of its Subsidiaries; (iv) the Participant’s commission of a felony or other crime of moral turpitude; (v) a breach of any Restrictive Covenant by the Participant which breach is not cured within ten (10) days after written notice of such failure (to the extent reasonably susceptible of cure); (vi) a material breach of any provision of an employment, consulting, or severance-benefit agreement by the Participant which breach is not cured within ten (10) days after written notice of such failure (to the extent reasonably susceptible of cure); (vii) the Participant’s alcohol or substance abuse that materially adversely affects, or could reasonably be expected to materially adversely affect, the Participant’s performance and service to the Company or any of its Subsidiaries; (viii) the Participant’s breach of any written rules, regulations, policies or procedures of the Company or any of its Subsidiaries (including, but not limited to, those related to sexual harassment or business misconduct); or (ix) any other conduct by the Participant that is or could reasonably be expected to be harmful to the business interests or reputation of the Company or any Subsidiary of the Company; provided, that a Participant shall not be entitled to more than one opportunity to cure (as provided in clause (i), (v) and (vi)) with respect to any repeated, related or similar failure or breach. For the avoidance of doubt, any termination of a Participant other than for Cause shall be treated as a termination for Cause if termination would have occurred for Cause but for the occurrence of such other termination or resignation and the Company sends a written notice of such Cause event to the applicable Participant.
2.7    “Change of Control” means, directly or indirectly, in each case whether in a single transaction or a series of related transactions, (a) a merger, business combination or consolidation involving the Company, on the one hand, and one or more Third Parties, on the other hand, following which any Third Party or group of related Third Parties hold (directly or indirectly) a majority (as determined by both rights to distributions and voting power) of the equity securities of the Person surviving or resulting from such merger, business combination or consolidation, (b) a sale or issuance of Shares, whether by the Company, one or more stockholders, or other holders of Shares, which results in any Third Party or group of related Third Parties holding (directly or indirectly) a majority of the Shares, or (c) a Sale or other disposition of all or substantially all of the assets of the Company and its Subsidiaries to one or

Exhibit 10.2

more Third Parties; provided, that to the extent necessary to comply with Section 409A with respect to the payment of deferred compensation. “Change of Control” shall be limited to a “change in control event” as defined in Treasury Regulations Section 1.409A-3(i)(5) prescribed pursuant to Section 409A. For the avoidance of doubt, as used herein, an IPO shall not constitute a Change of Control.
2.8    “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.
2.9    “Company” means Olaplex Holdings, Inc.
2.10    “Committee” means the Board, or any committee thereof designated by the Board to administer the Plan in accordance with Article 3 of the Plan.
2.11    “Director” means a member of the Board or a member of the board of directors or equivalent governing body of the Company or any of its Subsidiaries, in each case, who is not an Employee.
2.12    “Eligible Person” means (a) a Director who is not an employee or partner of Advent International, Inc. a Delaware corporation, or one of its Affiliates, (b) an Employee, or (c) an independent contractor, consultant or other service provider to the Company or any of its Affiliates.
2.13    “Employee” means an officer or other employee of the Company or any Subsidiary or Affiliate, including a member of the Board who is such an employee. For the avoidance of doubt, except as otherwise expressly agreed between a Participant Employee and his or her employer, no period of notice of employment or service termination, if any, or payment in lieu of notice that is given or ought to have been given, pursuant to any employment or similar agreement between a Participant Employee and an employer in effect at the time of such employment or service termination or pursuant to applicable law, that follows the last day of a Participant Employee’s active employment with his or her employer will be considered as extending the Participant Employee’s period of employment for purposes of determining the date of employment or service termination for any purpose under the Plan or any Award Agreement.
2.14    “Fair Market Value” means, as of any day, with respect to the Shares:
a.if the Shares are immediately and freely tradable on a stock exchange or in over-the-counter market, the closing price per Share on the preceding day, or if no trades were made on such date, the immediately preceding day on which trades were made; or
b.in the absence of such a market for the Shares, the fair value per Share as determined in good faith by the Board and, for the purpose of determining the Option Price or grant price of an Award, consistent with the principles of Section 409A.
2.15    “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option in accordance with Article 6 of the Plan.

Exhibit 10.2

2.16    “IPO” means a public offering and sale of equity securities of the Company, any Subsidiary of the Company or any successor to the Company for cash pursuant to an effective Form S-l registration statement (or any successor form thereto) under the Securities Act.
2.17    “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.
2.18    “Option” means any option granted from time to time under Article 6 of the Plan.
2.19    “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 of the Plan.
2.20    “Other Stock-Based Award” means any Award granted under Article 9 of the Plan.
2.21    “Participant” means any Eligible Person as set forth in Section 4.1 to whom an Award is granted.
2.22    “Permanent Disability” has the meaning set forth below, except with respect to any Participant who is engaged by the Company or one of its Affiliates pursuant to an effective written Service agreement in which there is a definition of “Permanent Disability” or an equivalent term, in which event the definition of “Permanent Disability” as set forth in such Service agreement shall be deemed to be the definition of “Permanent Disability” herein solely for such Participant and only for so long as such Service agreement remains effective. In all other events, the term “Permanent Disability” means: a determination by independent competent medical authority (selected by the Board) that the Participant is unable to perform the Participant’s duties, and in all reasonable medical likelihood such inability shall continue for a consecutive period of 90 days or for a period in excess of 120 days in any 365-day period.
2.23    “Person” means an individual, general or limited partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, unincorporated entity of any kind, governmental entity, or any other legal entity.
2.24    “Restricted Stock” means any Award granted under Article 8 of the Plan.
2.25    “Restriction Period” means the period during which Restricted Stock awarded under Article 8 of the Plan is restricted.
2.26    “Sale” means a Transfer for value.
2.27    “Section 409A” means Section 409A of the Code together with all regulations, guidance, compliance programs and other interpretative authority thereunder.
2.28    “Service” means service as an Employee, Director, independent contractor, consultant or other service provider.
2.29    “Share” means a share of common stock of the Company, par value $0.001 per share, or such other class or kind of shares or other securities resulting from the application of Article 11 of the Plan.
2.30    “Stock Appreciation Right” means any right granted under Article 7 of the Plan

Exhibit 10.2

2.31    “Subsidiary” means with respect to the Company or any other Person, any Person of which the Company (or such other Person) owns equity securities having a majority of the voting power in electing the board of directors (or equivalent) directly or through one or more Subsidiaries (or, in the case of a partnership, limited liability company or other similar entity, equity securities conveying, directly or indirectly, a majority of the economic interests in such partnership or entity), including any Person of which the Company (or such other Person) or any Subsidiary serves as general partner or managing member.
2.32    “Ten-Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.
2.33    “Third Party” means any Person other than the Company, any of its Subsidiaries, the Advent Investors or any of its Affiliates.
2.34    “Transfer” means any sale, pledge, assignment, encumbrance or other transfer or disposition of any Shares to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to a merger, reorganization, consolidation, judicial process or otherwise (including a transfer by way of entering into a financial instrument or contract the value of which was determined in whole or part by reference to the Company (including the amount of Company distributions, the value of Company assets or the results of Company operations)), and, without limiting the generality of the foregoing, shall include any interspousal transfer incident to a dissolution of marriage or a transfer of capital stock or capital stock or other equity interests of any Person who is a holder of Shares.
Article 3. Administration
3.1    Authority of the Committee. The Plan shall be administered by the Committee, which shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine the Eligible Persons to whom Awards shall be granted under the Plan, (b) prescribe the restrictions, terms and conditions of all Awards, (c) interpret the Plan and terms of the Awards, (d) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and interpret, amend or revoke any such rules, (e) make all determinations with respect to a Participant’s Service and the termination of such Service for purposes of any Award, (f) correct any defect(s) or omission(s) or reconcile any ambiguity(ies) or inconsistency(ies) in the Plan or any Award thereunder, (g) make all determinations it deems advisable for the administration of the Plan, (h) decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan, (i) subject to the terms of the Plan, amend the terms of an Award in any manner that is not inconsistent with the Plan, (j) accelerate the vesting or, to the extent applicable, exercisability of any Award at any time (including, but not limited to, upon a Change of Control or upon termination of Service under certain circumstances, as set forth in the Award Agreement or otherwise), and (k) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Eligible Persons who are foreign nationals or who provide Services outside of the United States. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its

Exhibit 10.2

sole discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan, including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties.
3.2    Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company or any Subsidiary, or one or more agents or advisors such administrative duties or powers as it may deem advisable.
Article 4. Eligibility and Participation
4.1    Eligibility. Participants will consist of such Eligible Persons as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards under the Plan; provided, however, that Options and Stock Appreciation Rights may only be granted to those Eligible Persons with respect to whom the Company is an “eligible issuer” within the meaning of Section 409A. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.
4.2    Type of Awards. Awards under the Plan may be granted in any one or a combination of: (a) Options; (b) Stock Appreciation Rights; (c) Restricted Stock; and (d) Other Stock-Based Awards. Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, including, without limitation, restrictive covenants, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.
Article 5. Shares Subject to the Plan; Maximum Awards
5.1    Number of Shares Available for Awards.
a.Shares. Subject to adjustment as provided in this Article 5 and Article 11 of the Plan, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 46,923,300; provided, however, that no new Awards shall be granted under the Plan following the Restatement Effective Date. The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares.
b.Additional Shares. In the event that any outstanding Award expires or is forfeited, cancelled or otherwise terminated without consideration (i.e., Shares or cash) therefor, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement, shall again be available for Awards under the Company’s 2021 Equity Incentive Plan as provided, and subject to the terms set forth, therein; provided, that any Shares tendered to or withheld by the Company as part or full payment for the purchase price, Option Price or grant price of an

Exhibit 10.2

Award or to satisfy all or part of the Company’s tax withholding obligation with respect to an Award, shall not again be available for Awards. If the Committee authorizes the assumption under the Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not reduce the maximum number of Shares available for issuance under the Plan.
Article 6. Options
6.1    Grant of Options. The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options; provided, that Options granted to Directors shall be Nonqualified Stock Options. An Option granted as an Incentive Stock Option shall, to the extent it fails to qualify under the Code as an Incentive Stock Option, be treated as a Nonqualified Stock Option. None of the Committee, the Company, any of its Subsidiaries or Affiliates or any of their employees or representatives shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify under the Code as an Incentive Stock Option. Each Option shall be evidenced by an Award Agreement that shall state the number of Shares covered by such Option. Such Award Agreement shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.
6.2    Option Price. The Option Price shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Share on the date of grant. In the case of any Incentive Stock Option granted to a Ten-Percent Shareholder, the Option Price shall not be less than 110% of the Fair Market Value of a Share on the date of grant.
6.3    Option Term. The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten years (or, in the case on an Incentive Stock Option granted to a Ten-Percent Shareholder, five years).
6.4    Time of Exercise. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve as set forth in each Award Agreement, which terms and restrictions need not be the same for each grant or for each Participant.
6.5    Method of Exercise. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date full payment is received by the Company pursuant to clauses (a), (b), (c), (d), or (e) of the following sentence (including the applicable tax withholding pursuant to Section 13.3 of the Plan). The aggregate Option Price for the Shares as to which an Option is exercised shall be paid

Exhibit 10.2

to the Company in full at the time of exercise at the election of the Participant: (a) in cash or its equivalent (e.g., by cashier’s check); (b) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (c) partly in cash or its equivalent and, to the extent permitted by the Committee, partly in such Shares (as described in (b) above); (d) in connection with a Change of Control, or as may otherwise be permitted by the Committee, by reducing the number of Shares otherwise deliverable upon the exercise of the Option by the number of Shares having a Fair Market Value equal to the Option Price, net of withholding; or (e) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.
6.6    Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are each defined in Section 424 of the Code) at the date of grant. The aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” shall not exceed $100,000 or the Option shall be treated as a Nonqualified Stock Option, but only to the extent of that portion of the Option in excess of the limit. For purposes of the preceding sentence, unless otherwise designated by the Company, Incentive Stock Options will be taken into account in the order in which they are granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded.
Article 7. Stock Appreciation Rights
7.1    Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of: (a) the Fair Market Value of a specified number of Shares on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash or its equivalent, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion.
7.2    Terms of Stock Appreciation Right. Each Stock Appreciation Right grant shall be evidenced by an Award Agreement that shall state the grant price (which shall not be less than 100% of the Fair Market Value of a Share on the date of grant), term, methods of exercise,

Exhibit 10.2

methods of settlement and such other provisions as the Committee shall determine. No Stock Appreciation Right shall have a term of more than ten years from the date of grant.
Article 8. Restricted Stock
8.1    Grant of Restricted Stock. The Committee is hereby authorized to grant Restricted Stock to Participants. An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events. Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law. Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.
8.2    Terms of Restricted Stock Awards. Each Award Agreement evidencing a Restricted Stock grant shall specify: the Restriction Period(s); the number of Shares of Restricted Stock subject to the Award; the purchase price, if any, of the Restricted Stock; the performance, Service or other conditions (including the termination of a Participant’s Service whether due to death, Permanent Disability or other reason) under which the Restricted Stock may be forfeited to the Company; and such other provisions as the Committee shall determine in its sole discretion. Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and, except as provided in Section 13.6, the legend required by this Section 8.2 shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).
8.3    Voting and Dividend Rights. The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding Restricted Stock granted hereunder shall (a) have the right to exercise voting rights with respect to the Restricted Stock during the Restriction Period (the Committee may require a Participant to grant an irrevocable proxy and power of substitution) and/or (b) have the right to receive dividends on the Restricted Stock during the Restriction Period (and, if so, on what terms).
8.4    Performance Goals. The Committee may condition the grant of Restricted Stock or the expiration of the Restriction Period upon the Participant’s achievement of one or more performance goal(s) specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Stock to such Participant, or the Participant shall forfeit the Award of Restricted Stock to the Company, as applicable.
8.5    Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code in respect of an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

Exhibit 10.2

Article 9. Other Stock-Based Awards
The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, Shares, including without limitation, restricted stock units, dividend equivalent rights and other phantom awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event, and/or the attainment of performance objectives. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash or its equivalent, Shares or a combination; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). Each Other Stock-Based Award grant shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan.
Article 10. Compliance with Section 409A
10.1    General. The Company intends that the Plan and all Awards be construed to avoid the imposition of additional taxes, interest and penalties pursuant to Section 409A. Notwithstanding the Company’s intention, in the event any Award is subject to such additional taxes, interest or penalties pursuant to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award or (c) comply with the requirements of Section 409A, including, without limitation, any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant. In no event shall the Company or any of its Subsidiaries or Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant under Section 409A or for any damages for failing to comply with Section 409A.
10.2    Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or Award Agreement, any payments of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the day that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made.
10.3    Separation from Service. A termination of Service shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation

Exhibit 10.2

under Section 409A upon or following a termination of Service unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment,” “termination of service” or like term shall mean “separation from service.”
Article 11. Adjustments
11.1    Adjustments in Authorized Shares. In the event of any corporate event or transaction involving the Company, a Subsidiary or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend, amalgamation or other like change in capital structure (other than normal cash dividends to stockholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion: the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards; the number and kind of Shares or other property subject to outstanding Awards; the Option Price, grant price or purchase price applicable to outstanding Awards; and/or other value determinations (including performance conditions) applicable to the Plan or outstanding Awards. All adjustments shall be made in good-faith compliance with Section 409A. For the avoidance of doubt, the purchase of Shares or other equity securities of the Company by a stockholder of the Company or any third party from the Company shall not constitute a corporate event or transaction giving rise to an adjustment described in this Section 11.1.
11.2    Change of Control. Upon the occurrence of a Change of Control after the Original Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall specify otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including, without limitation, the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of equity, equity-based and/or cash awards with substantially the same terms for outstanding Awards (excluding the consideration payable upon settlement of the Awards); (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; (e) cancellation of all or any portion of outstanding Awards for fair value (in the form of cash, Shares, other property or any combination thereof) as determined in the sole discretion of the Committee and which value may be zero;

Exhibit 10.2

provided, that in the case of Options and Stock Appreciation Rights or similar Awards, the fair value may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being cancelled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being cancelled, or if no such excess, zero; provided, further, that if any payments or other consideration are deferred and/or contingent as a result of escrows, earnouts, holdbacks or any other contingencies, payments under this provision may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of Shares in connection with the Change of Control; provided, further, that such payments or other consideration may be limited to comply with Section 409A; and (f) cancellation of all or any portion of outstanding unvested and/or unexercisable Awards for no consideration.
Article 12. Duration; Amendment, Modification, Suspension and Termination
12.1    Duration of Plan. Unless sooner terminated as provided in Section 12.2, the Plan shall terminate on the tenth (10th) anniversary of the Original Effective Date.
12.2    Amendment, Modification, Suspension and Termination of Plan. Subject to the terms of the Plan, the Committee may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof or any Award (or Award Agreement) hereunder at any time, in its sole discretion; provided, that no action taken by the Committee shall adversely affect any economic rights granted to any Participant or adversely affect in any material respect any non-economic rights granted to any Participant under any outstanding Awards (other than pursuant to Article 10 or as the Committee deems necessary to comply with applicable law, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) without the Participant’s written consent.
Article 13. General Provisions
13.1    No Right to Service or Award. The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
13.2    Settlement of Awards. Each Award Agreement shall establish the form in which the Award shall be settled. The Committee shall determine whether cash or its equivalent, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be issued, rounded, forfeited, or otherwise eliminated.
13.3    Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and

Exhibit 10.2

local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. The Committee, in its sole discretion, may permit Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value equal to the minimum statutory total tax that could be imposed in connection with any such taxable event.
13.4    No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A or Section 457A of the Code or otherwise, and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.
13.5    Non-Transferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of the Participant’s death (subject to the applicable laws of descent and distribution), and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary or Affiliate. No transfer shall be permitted for value or consideration. An award exercisable after the death of a Participant may be exercised by the heirs, legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs, legatees, personal representatives or distributees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.
13.6    [RESERVED]
13.7    Shares Not Registered. Shares and Awards shall not be issued under the Plan unless the issuance and delivery of such Shares and any Awards comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares or any Awards under the Plan, and, accordingly, any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be purchased or issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company reasonably requires.
13.8    Awards to Non-U.S. Eligible Persons. To comply with the laws in countries other than the United States in which the Company or any Subsidiary or Affiliate operates or engages Eligible Persons, the Committee, in its sole discretion, shall have the power and

Exhibit 10.2

authority to: (a) determine which Subsidiaries or Affiliates shall be covered by the Plan; (b) determine which Employees and Directors outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws; (d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and (e) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.
13.9    Rights as a Stockholder. Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.
13.10    Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.
13.11    Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.
13.12    No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (a) limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of or to its capital or business structure or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or (b) limit the right or power of the Company to take any action that it deems to be necessary or appropriate.
13.13    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of the Company.

Exhibit 10.2

13.14    Governing Law. The Plan and each Award Agreement and all claims or causes of action or other matters (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to the Plan or any Award Agreement or the negotiation, execution or performance of the Plan or any Award Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding any conflict- or choice-of-law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.
13.15    Original Effective Date. The Plan shall be effective as of January 9, 2020 (the “Original Effective Date”).
* * *
The Original Plan was duly adopted and approved by the Board of Directors of Penelope Group Holdings GP, LLC and the Board of Directors of Penelope Holdings Corp. on January 8, 2020 and amended and restated by the Board of Directors of Olaplex Holdings, Inc. effective September 27, 2021.